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                                AMENDMENT NO. 1
                           AVERY DENNISON CORPORATION
                       EXECUTIVE DEFERRED RETIREMENT PLAN


       WHEREAS, it has been determined that it is advisable to add a Savings Plan Alternative Contribution under the Avery Dennison Corporation Executive Deferred Retirement Plan (the "Plan") commencing with the 1993 Plan Year,

       Now, THEREFORE, the Plan is hereby amended effective as of the start of the 1993 Plan Year in the following respects:

       1. Article 2, entitled "Definitions And Certain Provisions", is amended so as to add the following paragraph:

            Savings Plan Alternative Contribution.  "Savings Plan Alternative
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            Contribution" means an Employer contribution to a Deferral Account required by Section 4.6 hereof.

       2. Article 4, entitled "Participation", is amended by the addition of the following new Section 4.6, as follows:

            4.6 Savings Plan Alternative Contributions
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            If a corporate officer of the Company so elects in any Authorization
            Form in which the corporate officer has also designated a Cumulative Deferral Amount equal to or in excess of forty-two percent (42%) of the corporate officer's non-deferred Direct Cash Compensation as of the first day of the Benefit Deferral Period, the Employer shall contribute to the Deferral Account for the Benefit Unit under such Authorization Form for each of the Plan Years in the Benefit
            Deferral Period an amount equal to three percent (3%) of the corporate officer's non-deferred Direct Cash Compensation for such Plan Year ("Savings Plan Alternative Contributions"), provided, however, that:

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            (i) no election may be made under this Section 4.6 for any Benefit
            Deferral Period which will begin prior to the last Plan Year of any Benefit Deferral Period as to which a prior election under this
            Section 4.6 has been made, and

            (ii) the Employer's obligation to make any further Savings Plan Alternative Contributions shall cease upon the corporate officer's termination of employment with the Company for any reason or upon the corporate officer's termination pursuant to Section 5.3 (b) of the Benefit Unit with respect to which the election under this
            Section 4.6 was made.

            The Savings Plan Alternative Contributions shall be credited to the Deferral Account for the Benefit Unit for each of the Plan Years in the Benefit Deferral Period at the same time as Employer matching contributions for such Plan Year are made to the Savings Plan. The Employer shall make no Employer matching contributions to the Savings Plan on behalf of the corporate officer for any Plan Year for which any of the corporate officer's Deferral Accounts is credited with any Savings Plan Alternative Contribution.


                                  Approved: /s/ CHARLES D. MILLER
                                            ____________________________________
                                            Charles D. Miller
                                            Chairman and Chief Executive Officer
                                            Avery Dennison Corporation